PURCHASE AND SALE AGREEMENT


THIS AGREEMENT made as of the 3rd day of October, 2000

BETWEEN:

       DR. JAMES SWANNEY and MS. ELIZABETH FINDLAY,  of 308 - 2051 McCallum Rd.,
       BC  V2S  SN3  and  42332  Elizabeth  Avenue,   Chilliwack,   BC  V2R  5C9
       respectively

       (hereinafter collectively called "the Vendors" and individually referred to as "Dr. Swanney" and "Ms. Findlay")

                                                               OF THE FIRST PART

AND:

       LUNA MEDICAL TECHNOLOGIES INC.a company incorporated under the laws of Nevada, having an address at Suite 880, 50 West Liberty Street, Reno, Nevada 89501 U.S.A

       (hereinafter called "Purchaser")

                                                              OF THE SECOND PART

AND:

       KING CAPITAL CORPORATION LTD., a company incorporated under the laws of the Province of British Columbia, having an address at 1390 - 1075 West Georgia Street Vancouver, British Columbia, V6E 3C9

       (hereinafter called "King Capital")

                                                               OF THE THIRD PART

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                                      -2-


AND:

       MENATHEN SERVICES INC., a company incorporated under the laws of the Province of British Columbia, having a registered office at 3232 McKinley Drive, Abbotsford, BC V3G 1B9

       (hereinafter called "Menathen")

                                                              OF THE FOURTH PART

WHEREAS:

A. The Vendors are the sole shareholders of the only issued shares of Menathen

B. Dr. Swanney is the registered owner of 100,000 Class A shares of Menathen and Ms. Findlay is the registered owner of 100,000 Class A shares of Menathen representing all issued capital of Menathen.

C. The Purchaser wishes to purchase from the Vendors and the Vendors wish to sell to the Purchaser all of their right, title and interest in their shares of Menathen on the terms and conditions as set out herein with the intention that the Purchaser shall become the sole shareholder of Menathen.

D. King Capital has agreed to assist the Vendors and the Purchaser to carry out this Agreement and their respective business plans by providing interim financing to Menathen in order that it carry out the opening of the first Health Care Centre.

In  consideration  of the  mutual  promises  set out  herein  and other good and
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged the parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement (including the Recitals), unless the context otherwise requires:

       (a) "Closing" means the formal completion of the purchase and sale of the Shares by the transfer and delivery of certain documents of title on the Closing Date;

       (b) "Closing Date" means September 30, 2000 or such other date as the parties agree Upon in writing;

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                                      -3-


       (c) "Encumbrance" means any mortgage, charge, pledge, hypothecation, lien, security interest, assignment, option, equity, execution, claim or any other title defect or other encumbrance of any kind or nature whatsoever (including any agreement to give any of the foregoing), whether or not registered or registrable or whether consensual or arising by operation of law (statutory or otherwise);

       (d) "Health Care Centre" means a medical clinic offering medical services predominantly to women employing no less than six medical doctors.

       (e) "Shares" means either collectively all of the issued shares of Menathen or where referred to as either of the Vendor's shares, the shares of Menathen owned by that Vendor;

1.2    Gender and Number

In this Agreement, words importing the singular include the plural and vice versa and words importing gender include all genders as the context may require.

1.3    Headings and Table of Contents

The division of this Agreement into Parts, Articles, Sections and the inclusion of headings and a table of contents are for convenience only and shall not affect the construction or interpretation of this Agreement.

1.4    Currency

All dollar amounts referred to in this Agreement are Canadian dollars.

1.5    Governing Law

This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein and each of the parties hereby attorns to the jurisdiction of the Courts of British Columbia.

1.6    Schedules

       Schedule            DESCRIPTION

       A    Financial Statements of Menathen
       B    Disclosed liabilities of Menathen
       C    Release of all claims given by the Vendors
       D    Promissory Note

                                    ARTICLE 2
                                PURCHASE AND SALE

2.1 The Purchaser agrees to purchase and the Vendors agree to sell to the Purchaser all of their zight, title and interest in their Shares free and clear of any Encumbrances affecting the Shares.

2.2 The Purchaser shall deliver to the Vendors in consideration of the purchase and transfer of the Shares to the Purchaser the following:

       (a) as soon as reasonably practicable alter the Completion Date, 200,000 common shares of the Purchaser to each of Dr. Swanney and Ms. Findlay provided that such shares will contain a restriction on resale as required pursuant to the Securities and Exchange Act or such other restrictions as may be imposed by securities laws and regulations which affect the issuance of such shares; and

       (b) upon the opening for business of each of the Health Care Centres each of Dr. Swanney and Ms. Findlay will receive 100,000 shares of the Purchaser subject to the same resale conditions referred to in paragraph 2.2(a) or as otherwise might be imposed by regulatory authorities up to a maximum of 1,000,000 shares each of the Purchaser to a total of 2,000,000.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS
                                  AND MENATHEN

3.1 Representations and Warranties. The Vendors and Menathen represent and warrant to the Purchaser that:

       (a) the Vendors legally and beneficially own the Shares, free and clear of any Encumbrance;

       (b) the Shares represent all of the issued and outstanding shares or other securities in the capital of Menathen owned by the Vendors and the Vendors have no right or option to acquire any additional shares or securities of Menathen;

       (c) other than the Purchaser, no person has any agreement or option to acquire the Shares or any of them;

       (d) the Vendors have due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title to the Shares to the Purchaser;

       (e) this Agreement has been duly and validly executed and delivered by the Vendors and constitutes a legal, valid and binding obligation of the Vendors;

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                                      -5-


       (f) the Vendors are "residents in Canada" for the purposes of section 116 of the Income Tax Act of Canada;

       (g)    Menathen is not indebted to the Vendors;

       (h) the Vendors have not, whether as a member, employee, director or officer of Menathen or in any other capacity, entered into or agreed to enter into any material agreement, commitment or obligation or incurred or arced to incur any material liability or expense on behalf of Menathen other than agreements, commitments, obligations, liabilities or expenses incurred in the ordinary course of business except those which have been disclosed in writing to the Purchaser; and

       (i) the financial statements of Menathen attached as Schedule "A" hereto are complete and accurate and fairly state the financial position of Menathen and there have been no material liabilities incurred by Menathen or liabilities in excess of $5,000.00 which have been incurred since the date of the financial statements which have not been paid except those that are set out in Schedule "B".

       (j) Menathen has the sole and exclusive right to operate the Health Care Centres and it possesses all right and title to operate the Health Care Centres including the intellectual property, management and financial systems and know how associated with the operation of the Health Care Centres.

3.2 Survival. The representations and warranties of the Vendors and Menathen contained in this Agreement shall survive the Closing and the payment of the consideration by the Purchaser and, notwithstanding the Closing and the payment of the consideration and any investigations or inquiries made by the Purchaser prior to the Closing, the representations and warranties shall continue in full force and effect for the benefit of the Purchaser.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF TUE PURCHASER

4.1 Representations and Warranties. The Purchaser warrants and represents to the Vendors that;

       (a) this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser and the Purchaser is entitled to deliver the consideration for the transfer of the Shares; and

4.2 Survival. The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and the payment of the consideration and, notwithstanding the Closing and the payment of the consideration and any investigations or enquiries made by the Vendors prior to the Closing, the representations, warranties, covenants and agreements of the Purchaser shall survive the Closing.

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                                      -6-


                                    ARTICLE 5
                       VENDORS' AND PURCHASER'S CONDITIONS

5.1 Vendors' Conditions. Notwithstanding anything herein contained, the obligation of the Vendors to carry out the terms of this Agreement and to complete the purchase and sale of the Shares is subject to the conditions that on the Closing Date:

       (a) all of the covenants, agreements and deliveries to be performed by the Purchaser under this Agreement on or prior to the Closing Date shall have been duly performed; and

       (b) the warranties and representations of the Purchaser as set forth in section 4.1 of this Agreement shall be true and correct in every respect as if such warranties and representations had been made by the Purchaser on the Closing Date.

5.2 Vendors' Waiver. The conditions set forth in section 5.1 of this Agreement are for the exclusive benefit of the Vendors and may be waived by the Vendors in writing in whole or in part on or before the Closing Date.

5.3 Purchaser' Conditions. Notwithstanding anything herein contained, the obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase and sale of the Shares is subject to the conditions that:

       (a)    on  the  Closing  Date  all  of  the  covenants,   agreements  and
              deliveries to be performed under this Agreement by the Vendors on or prior to the Closing Date shall have been duly performed;

       (b)    the warranties and  representations of the Vendors as set forth in section 3.1 of this Agreement shall be true and correct in every respect as if such warranties and representations had been made by the Vendors on the Closing Date;

       (e) the Purchaser being satisfied it has the lawfull authority to issue the shares referred to in Section 2.2(a) and 2.2(b) and it obtaining from its securities counsel an unqualified opinion that it can carry out this transaction and deliver the consideration for the Shares.

5.4 Purchaser' Waiver. The conditions set forth in section 5.3 of this Agreement are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date.

                                    ARTICLE 6
                              DELIVERIES AT CLOSING

6.1 Vendors' Deliveries. At the Closing, the Vendors and Menathen shall deliver or cause to be delivered to the Purchaser:

       (a) share certificate(s) in the name of the Vendors representing the Shares, duly endorsed for transfer to the Purchaser;

       (b) the Release executed by the Vendors in the form attached hereto as Schedule "C";

       (c) Notice of Director appointing Ms. Elizabeth Findlay as director of Menathen and the Purchaser;

       (d)    the resignation of Dr. James Swanney as a director of Menathen;

       (e)    the Promissory Note of Menathen;

       (f)    such other documents as may reasonably be required.

                                    ARTICLE 7
                                     CLOSING

7.1 Closing. The Closing of the purchase and sale of the Shares as contemplated by this Agreement shall take place on the Closing Date at such time and place as agreed to by the parties at Fasken Martineau DuMoulin LLP, 2100 - 1075 West Georgia Street, Vancouver, BC V6E 3G2

7.2 Closing Procedures. All documents to be delivered at the Closing will be delivered in escrow on or before the Closing Date. All matters of payment, execution and delivery of the documents to be delivered at Closing will be deemed to be concurrent requirements and nothing will be complete at the Closing until everything required to complete the Closing has been paid, executed and delivered. Upon completion of the Closing, the documents delivered at the Closing will be delivered to the appropriate parties.

                                    ARTICLE 8
                         HEALTH CARE CENTRE DEVELOPMENT

8.1 Health Care Centre Development. The Purchaser shall use its good faith best efforts to develop and promote the establishment of a series of up to ten Health Care Centres during the 24 months following the date of this Agreement.

8.2 First Health Care Centre. The Purchaser shall commit the sum of $600,000.00 towards the establishment of the first Health Care Centre located at Abbotsford B.C. for the purposes of construction and operation of same in such manner as the Purchaser determines. The Purchaser shall advance $200,000 by October 1, 2000, $200,000 by November 1, 2000 and $200,000 by January 1, 2001. In
       the event that the Purchaser fails to make such payments within 60 days of the dates set out above and after demand for payment of the installments is made, the Vendors shall be entitled to terminate this Agreement and the Purchaser shall reconvey the Shares upon demand to the Vendors and the Vendors shall reconvey to the Purchaser the shares of the Purchaser that they received under this Agreement.

                                    ARTICLE 9
                          INTERIM FINANCIAL ASSISTANCE

9.1 Interim Financial Assistance. The parties acknowledge that King Capital has provided interim financial assistance to the Purchaser and Menathen by means of the advancement of the sum of $200,000.00 on account of the obligations of the Purchaser under paragraph 8.2. King Capital may advance additional monies from time to time (collectively the "Advances")

9.2 Promissory Notes. As evidence of the Advances, Menathen shall grant Promissory Notes in the form attached as Schedule "D" in favour of King Capital.

9.3 Further Security. As further security for any and all Promissory Notes, Menathen hereby grants to King Capital a security interest in all of its personal property no matter when acquired and it shall at the request of King Capital execute a General Security Agreement in favour of King Capital in respect of its personal property.

9.4 Option in favour of King Capital. Subject to regulatory approval, the Purchaser agrees to grant to King Capital an Option to acquire shares of the Purchaser at a price of $.50US by means of paying for such shares by means of assigning the indebtedness owed to King Capital by Menathen or in in such other manner as may be determined such that the extent of the option right of King Capital shall be limited to the right to acquire shares of the Purchaser to the extent of the total amount that it has advanced to Menathen under this section. Such stock will contain restrictions on resale or will otherwise be subject to a voluntary restriction on resale which shall restrict the ability of King Capital to resell such stock for a term of one year following issuance.

                                   ARTICLE 10
                 CORPORATE ORGANIZATION AND OTHER AGREEMENTS

10.1 Dr. Swanney and Ms. Findlay shall, if they consent, be appointed to the board of directors of the Purchaser provided that the two of them shall not constitute a majority of directors of the Purchaser. Subject to regulatory approval and as a condition of acting as directors of the Purchaser, Dr. Swanney and Ms. Findlay shall be granted upon appointment, a stock option in a form acceptable to relevant securities regulators allowing them to acquire up to 50,000 shares of the Purchaser at an exercise price of $1.00 U.S. per share.

10.2 The Purchaser and Dr. Swanney and Ms. Findlay shall enter into employment contacts upon normal commercial terms subsequent to the completion of this Agreement.

                                   ARTICLE 11
                               GENERAL PROVISIONS

11.1   Notices

Any notice, document or communication required or permitted to be given hereunder shall be in writing and delivered by hand or by facsimile to the party to which it is to be given as follows:

       To:    Dr. James Swanney:

              33623 Wildwood Drive
              Abbotsford, BC V2S 152

              Ms. Elizabeth Findlay:

              42332 Elizabeth Avenue
              Chilliwack, BC V2R 5C9

       To:    Luna Medical Technologies Inc.:

              c/o Fasken Martineau DuMoulin LLP
              Barristers & Solicitors
              2100 - 1075 West Georgia Street
              Vancouver, British Columbia V6E 3G2

              Attention:  Robert A. Millar
              Facsimile  No.: (604) 631-3232

       To:    King Capital Corporation Ltd.

              c/o Fasken Martineau DuMoulin LLP
              Barristers & Solicitors
              2100 - 1075 West Georgia Street
              Vancouver, British Columbia VEE 3G2

              Attention: Robert A Millar
              Facsimile No.: (604) 631-3232

       To:    Menathen Services Inc.

              3232 McKinley Drive,
              Abbotsford, BC V30 1B9

or to such  other  address or  facsimile  number as a party may advise by notice
given  in  accordance   with  this  Section.   Any  such  notice,   document  or
communication shall be deemed to have been given when delivered or transmitted.

11.2   Time

Time shall be of the essence of this Agreement.

11.3   Invalidity

If any covenant, obligation or agreement or part thereof or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement or part thereof to any person or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby. Each covenant, obligation and agreement in this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

11.4   Further Assurances

Each of the parties will execute and deliver all such further documents and do such further acts and things as may be reasonably required from time to time to give effect to this Agreement.

11.5   Remedies Cumulative

No remedy under this Agreement shall be deemed to be exclusive and a party may from time to time have recourse to one or more of all of the available remedies under this Agreement either at law or in equity.

11.6   Waiver

No consent to or waiver of any breach or default by a party in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver of any other breach or default in the performance by such party of the same or of any other obligation of such party. Failure on the part of any party to complain of any act or failure to act of any other party or to declare the other party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

11.7   Entire Agreement

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties with respect to the subject matter hereof and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein.

11.8   Amendments

This Agreement may hot be modified, supplemented or amended except with the written agreement of the parties hereto.

11.9   Binding Effect

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and, to the extent that they are permitted, their respective successors and assigns.

11.10  Counterparts and Formal Date

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date written in the beginning of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.


SIGNED, SEALED & DELIVERED             )
by DR JAMES SWANNEY in the presence    )
of:                                    )
                                       )
_____________________________          )
Witness                                )
                                       )
_____________________________          )  /s/ DR. JAMES SWANNEY
Name                                   )  ----------------------
                                       )  DR. JAMES SWANNEY
_____________________________          )
Address                                )
                                       )

SIGNED, SEALED & DELIVERED             )
by MS. ELIZABETH FINDLAY in the        )
presence of:                           )
                                       )
_____________________________          )
Witness                                )
                                       )
_____________________________          )  /s/ MS. ELIZABETH FINDLAY
Name                                   )  --------------------------
                                       )  MS. ELIZABETH FINDLAY
_____________________________          )
Address                                )
                                       )



LUNA MEDICAL TECHNOLOGIES INC.
By its Authorized Signatory;

/s/ [ILLEGIBLE]
-------------------------------

KING CAPITAL CORPORATION LTD.
By its Authorized Signatory;

/s/ Cameron King
-------------------------------

MENATHEN SERVICES INC.
By its Authorized Signatory;

/s/ Elizabeth Findlay
-------------------------------

                                  SCHEDULE "A"


                    Attached Financial Statements of Menathen

                                  SCHEDULE "B"


                   Attached Disclosed liabilities of Menathen

                                  SCHEDULE "C"


                                   RELEASE



     KNOW ALL MEN BY THESE PRESENTS that DR. JAMES SWANNEY ("Swanney") and ELIZABETH FINDLAY ("Findlay") for and in consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the receipt of which is hereby acknowledged, DO HEREBY AGREE to release and forever discharge, and by these presents does for themselves, their agents, successors and assigns, hereby remise, release and forever discharge MENATHEN SERVICES INC. ("Menathen"), its successors and assigns of and from any and all manner of actions, causes of action, suits, claims, contracts, debts, demands and damages of every nature and kind whatsoever, at law or in equity and whether known or unknown, suspected or unsuspected, which Swanney, Findlay or their agents, successors and assigns have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever existing up to the present time.


     IN WITNESS WHEREOF Swanney and Findlay have hereunto set their respective hands and seal as of the 3rd day of October, 2000



SIGNED, SEALED & DELIVERED             )
by DR. JAMES SWANNEY in the            )
presence of:                           )
                                       )
_____________________________          )
Witness                                )
                                       )
_____________________________          )  /s/ DR. JAMES SWANNEY
Name                                   )  ---------------------
                                       )  DR. JAMES SWANNEY
_____________________________          )
Address                                )
                                       )



SIGNED, SEALED & DELIVERED             )
by MS. ELIZABETH FINDLAY in the        )
presence of:                           )
                                       )
_____________________________          )
Witness                                )
                                       )
_____________________________          )  /s/ MS. ELIZABETH FINDLAY
Name                                   )  --------------------------
                                       )  MS. ELIZABETH FINDLAY
_____________________________          )
Address                                )
                                       )

                                  SCHEDULE "D"


                             DEMAND PROMISSORY NOTE


$200,000.00                                                   September 30, 2000


     FOR VALUE RECEIVED, the undersigned promises to pay on demand the sum of $200,000.00, together with interest thereon at the prime rate of interest announced from time to time by the Royal Bank of Canada from the date of advance, to the order of King Capital Corporation Ltd. at #1390-1075 West Georgia Sweet, Vancouver, B.C. V6E 3C9


     The undersigned hereby waives presentment and demand for payment, protest and notice of protest, and notice of dishonour and non-payment.


MENATHEN SERVICES INC.
By its Authorized Signatory:

/s/ Elizabeth Findlay
----------------------------